UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of The
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2009

NATURAL NUTRITION, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	02-27569	65-0847995
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

109 North Post Oak Lane, Suite 422, Houston, Texas	77024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(713) 621-2737

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 10, 2009, Natural Nutrition, Inc., a Nevada corporation (the “Company”), entered into an agreement (the “Settlement Agreement”) with (i) Xentenial Holdings Limited (“Xentenial”), a private company limited by shares organized under the laws of the Republic of Cyprus and successor in interest by assignment to YA Global Investments, L.P., a Cayman Island exempt limited partnership (formerly, Cornell Capital Partners, LP, “YA Global”), (ii) iNutrition, Inc., a Texas corporation (formerly CSI Business Finance, Inc., “iNutrition”), and (iii) InterACTIVE Nutrition International Inc., a Canadian corporation (“InterACTIVE Nutrition”, and together with iNutrition, the “Subsidiaries”). The Settlement Agreement sets forth certain terms with respect to the satisfaction by the Company and the Subsidiaries (collectively, the “Obligors”) of obligations owed to Xentenial due to the occurrence of certain events of default under various agreements entered into by and among Xentenial and the Obligors (the “Financing Agreements”). A copy of the Settlement Agreement is attached hereto as Exhibit 10.1 and is hereby incorporate by reference.

The Financing Agreements consist of (i) a securities purchase agreement dated May 31, 2007 between the Company and Xentenial (the “5/31/07 SPA”), (ii) a secured convertible note dated May 31, 2007, issued by the Company to Xentenial pursuant to the 5/31/07 SPA in the original principal amount of $9,292,894 (the “Note”), (iii) a securities purchase agreement dated September 9, 2005 between the Company and Xentenial (the “9/9/05 SPA”), (iv) an amended and restated secured convertible debenture dated May 31, 2007, issued by the Company to Xentenial pursuant to the 5/31/07 SPA in the original principal amount of $15,635,199, amending and restating a secured convertible debenture dated September 9, 2005, issued by the Company to Xentenial pursuant to the 9/9/05 SPA, (v) an amended and restated security agreement dated May 31, 2007 (the “Security Agreement”), (vi) a securities pledge agreement dated May 31, 2007, given by the Company to Xentenial (the “Subsidiary Note Pledge Agreement”) (vii) a collateral assignment dated September 9, 2005, given by the Company in favor of Xentenial (the “Bio-One Assignment”), (viii) a guarantee dated May 25, 2007, given by InterACTIVE Nutrition to Xentenial, (ix) a general security agreement dated May 25, 2007 between InterACTIVE Nutrition and Xentenial,  (x) a pledge and escrow agreement dated September 9, 2005 between the Company, Xentenial, and David Gonzalez, Esquire (the “Pledge Agreement”), (xi) a warrant dated May 31, 2007, issued by the Company to Xentenial (the “Warrant”), (xii) an investor registration rights agreement dated May 31, 2007 between the Company and Xentenial, and (xiii) an investor registration rights agreement dated September 9, 2005 between the Company and Xentenial. In connection with the Financing Documents, the Obligors granted certain collateral interests (the “Collateral Interests”) to Xentenial consisting of (i) the Pledged Property (as defined and listed in the Security Agreement), (ii) the Pledged Collateral (as defined and listed in the Subsidiary Note Pledge Agreement), (iii) the Bio-One Documents (as defined and listed in the Bio-One Assignment), and (iv) the Specified iNutrition Shares (as defined in the Pledge Agreement).

Pursuant to the Settlement Agreement, Xentenial agreed to accept certain of the Collateral Interests in partial satisfaction of the “Obligations” (as described below) but only upon the terms and conditions expressly set forth in the Settlement Agreement, including the Obligors completion of certain conditions precedent (“Conditions Precedent”) set forth in Section 8 of the Settlement Agreement. The date upon which Xentenial has confirmed that all of such Conditions Precedent have been satisfied is referred to as the “Effective Date”. The Obligations consist of all amounts owed to Xentenial by the Obligors as set forth in Section 1 of the Settlement Agreement.

Pursuant to the Settlement Agreement, the Obligors agreed that none of the Obligors have a right to any offsets, defenses, claims or counterclaims against Xentenial (or its predecessor in interest) with respect to the Obligations, the Financing Agreements, the transactions set forth in the Settlement Agreement, or otherwise, and agreed to waive any such claims which they may have been entitled to. Also, the Obligors granted to Xentenial a security interest in all of their respective assets, whether now existing or hereafter acquired.

Xentenial agreed to accept certain of the Collateral Interests in partial satisfaction of the Obligations, including (a) all shares of capital stock and other equity and ownership interests owned by the Company in InterACTIVE Nutrition (constituting one hundred percent (100%) of the entire ownership interest to and in InterACTIVE Nutrition), and the stock certificates or other security certificates representing all such shares or equity interests (collectively, the “Securities”), and all dividends, cash, accounts, and other property in respect of the Securities, and all other proceeds of such Securities, and all other rights, claims and other interests of the Company in and to the Securities (the foregoing, together with the Securities, being referred to as the “Ownership Interests”), (b) all assets of the Company (the “Company’s Assets”) as of the Effective Date except for those excluded assets set forth on Schedule 2 to the Settlement Agreement including the Company’s ownership interest to and in iNutrition, certain furniture, certain bank accounts and a sum not to exceed $12,500 to be used for certain fees, and (c) all assets of iNutrition (the “iNutrition Assets”) as of the Effective Date, except for those excluded assets set forth on Schedule 3 to the Settlement Agreement including certain furniture, bank accounts, and that certain promissory note made by W Technologies, Inc. for the benefit of iNutrition, dated April 1, 2008. The parties agreed upon a valuation, jointly and in the aggregate, for the Securities, Ownership Interests, Company’s Assets and iNutrition Assets and, upon its acceptance of all right, title and interests of such assets (the “Accepted Assets”) and the Obligors completion satisfaction of the Conditions Precedent, Xentenial agreed to apply such value as partial satisfaction of the Obligations. The parties acknowledged that the Obligors shall continue to be liable for all respective Obligations remaining after the application of the value of the Accepted Assets in reduction of the Obligations.

Pursuant to the Settlement Agreement, the Company and iNutrition also agreed to (a) cease doing business under their current corporate names, (b) take any and all actions necessary to formally adopt assumed names, and (c) formally change their respective names on or before that date which is one (1) year after the Effective Date, provided that all assumed names and new corporate names shall not infringe on the trademarks and tradenames that constitute part of the Accepted Assets.

Also, pursuant to the Settlement Agreement, the  Company and iNutrition agreed that, for a period of eighteen (18) months after the Effective Date, they shall not (a) be involved in any way with the business of manufacturing nutritional products in the United States or Canada, (b) directly compete with the business or operations of InterACTIVE Nutrition or the current business of iNutrition and/or (c) initiate communications with existing or past customers of the Obligors, either directly or indirectly, with the purpose of (i) advising them to cease purchasing or using the goods or services of InterACTIVE nutrition, (ii) promoting the purchase or use of goods or services similar to those provided by InterACTIVE Nutrition, and/or (iii) interfering in any way with the relationship between InterACTIVE Nutrition and its customers. The Company and iNutrition must also refrain from making use of customer lists or other proprietary materials that constitute Accepted Assets.

Xentenial agreed to execute and deliver a limited release in favor of the Company and iNutrition and a release in favor of certain of the Company’s insiders (together, the “Xentenial Releases”) as well as to deliver the original Warrant, on the Effective Date. The Company and iNutrition executed and delivered, on the date of the Settlement Agreement, a release in favor of InterACTIVE Nutrition (the “Company Release”), which along with a release executed and delivered by certain Company insiders comprise the “Delivered Releases”. A copy of the Company Release is attached hereto as Exhibit 10.2 and is hereby incorporated by reference. From and after the Effective Date until the Escrow Release Date (described below), the Xentenial Releases and the Delivered Releases shall be held in escrow. Copies of the escrow agreements executed by the parties are attached hereto as Exhibit 10.3 and 10.4 and are hereby incorporated by reference. On the date that is the ninety-first (91st) day following the Effective Date, the respective parties must reasonably and in good faith determine whether or not any Trigger Event has occurred. So long as no Trigger Event has occurred on or before such date (in which event, said date shall be qualify as the “Escrow Release Date”), the Xentenial Releases and Delivered Releases shall become effective and the Warrant shall be terminated. Section 10d of the Settlement Agreement sets forth a list of “Trigger Events”.

The Obligors agreed to reimburse Xentenial for any and all unreimbused costs, expenses and costs of collection incurred by Xentenial in connection with the protection and enforcement by Xentenial of its rights and remedies under the Financing Agreements and/or the Settlement Agreement, including, without limitation, the negotiation and preparation of the Settlement Agreement and as otherwise related to the acceptance of Ownership Interests.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Please see Item 1.01 above.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 10.1	Agreement, dated July 10, 2009, by and among Xentenial Holdings Limited, Natural Nutrition, Inc., iNutrition, Inc. and InterACTIVE Nutrition International, Inc.	Provided herewith

Exhibit 10.2	Release, dated July 10, 2009, granted by Natural Nutrition, Inc., iNutrition, Inc. and other stated individuals	Provided herewith

Exhibit 10.3	Escrow Agreement, dated July 10, 2009, by and among Xentenial Holdings Limited, Natural Nutrition, Inc., iNutrition, Inc. and Riemer & Braunstein LLP	Provided herewith

Exhibit 10.4	Escrow Agreement, dated July 10, 2009, by and among Xentenial Holdings Limited, Natural Nutrition, Inc., iNutrition, Inc. and Boyar & Miller, P.C.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2009	NATURAL NUTRITION, INC.

	By:	/s/ Timothy J. Connolly
	Name:	Timothy J. Connolly
	Title:	Chief Executive Officer